UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011 (November 3, 2011)

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Partnership Initial Public Offering

On November 9, 2011, Rentech Nitrogen Partners, L.P. (the “Partnership”) completed its initial public offering (the “Offering”) of 15,000,000 common units representing limited partner interests at a public offering price of $20.00 per common unit. In connection with the Offering, the Partnership has granted the underwriters a 30-day option to purchase up to 2,250,000 additional common units from the Partnership at the initial public offering price, less underwriting discounts and commissions. The public currently owns 39.2% of the outstanding common units of the Partnership and would own 45.1% of the outstanding common units of the Partnership if the underwriters exercise, in full, their option to purchase additional common units. Rentech, Inc. (“Rentech”) indirectly owns the remaining outstanding common units of the Partnership and 100% of the non-economic general partner interest in the Partnership.

Underwriting Agreement

On November 3, 2011, the Partnership, Rentech Nitrogen GP, LLC (the “General Partner”), Rentech Nitrogen, LLC (the “Operating Company”), Rentech Development Corporation (“RDC”), Rentech Nitrogen Holdings, Inc. (“RNHI”) and Rentech entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Partnership sold common units to the Underwriters, and granted such Underwriters an option to purchase additional common units, as described above. The Underwriting Agreement contains customary representations, warranties and agreements of the parties. Rentech, RDC, RNH, the Partnership, the General Partner and the Operating Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assignment Agreement

At the closing of the Offering, Rentech, RDC, RNHI, the General Partner, the Partnership and the Operating Company entered into a contribution, conveyance and assignment agreement (the “Contribution Agreement”). Under the Contribution Agreement, the following transactions, among other things, took place in the order they are listed upon the closing of the Offering:

•	RDC converted into a corporation organized under the laws of the State of Delaware;

•	RDC contributed the capital stock in the Operating Company to RNHI;

•	the Operating Company converted into a limited liability company organized under the laws of the State of Delaware and changed its name to Rentech Nitrogen, LLC;

•

the Operating Company paid approximately $19.4 million to Rentech and, following such payment, the management services agreement between the Operating Company and Rentech terminated in accordance with its terms;

•	the Operating Company’s employees were transferred to, and become employees of, the General Partner;

•	the Operating Company distributed to RNHI all of the Operating Company’s cash, which equaled approximately $39.3 million;

•

RNHI contributed the member interests in the Operating Company to the Partnership in exchange for (i) 23,250,000 common units, and (ii) the right to receive from the Partnership approximately $34.7 million in cash, in part as a reimbursement for expenditures made by the Operating Company during the two-year period preceding the Offering for the expansion and improvement of the Operating Company’s facility in East Dubuque, Illinois; for federal income tax purposes, when the Operating Company converted to a limited liability company (as described above), RNHI was treated as having been the party that made such expenditures with respect to the facility;

•

the Partnership (i) used approximately $150.8 million of the net proceeds of the Offering to make a capital contribution to the Operating Company for the repayment in full and termination of the Operating Company’s term loan and the payment of related fees and expenses; (ii) used approximately $34.7 million of the net proceeds of the Offering to make a distribution to RNHI to reimburse it for expenditures made by the Operating Company during the two-year period preceding the Offering for the expansion and improvement of its facility, including expenditures for preliminary work relating to its expansion projects; (iii) will use approximately $1.8 million for the payment of expenditures related to the replacement of its steam methane reformer tubes; (iv) will use approximately $5.7 million for the payment of expenditures related to its urea expansion and diesel exhaust fluid build-out project; (v) will use approximately $0.6 million for the payment of expenditures related to front end engineering and design for its ammonia capacity expansion project; (vi) will use approximately $40.0 million for general working capital purposes; and (vii) used the balance of the net proceeds of the offering, less unpaid transaction expenses, to make a distribution to RNHI in the amount of approximately $43.5 million; and

•

the Partnership redeemed the limited partner interest issued to RDC upon the Partnership’s formation and subsequently transferred to RNHI and retired such limited partner interest in exchange for a payment of $980 to RNHI.

If and to the extent that the Underwriters exercise their option to purchase additional common units, the Partnership will use the resulting net proceeds to redeem from RNHI, at the same price per unit as the common units sold to the public in the Offering, less underwriting discounts and commissions, a number of common units equal to the number of additional common units purchased by the Underwriters pursuant to such exercise.

The Contribution Agreement contains a provision whereby, in connection with the transfer of the Operating Company’s employees to the General Partner, all related benefit plans and other agreements between the Operating Company and the transferred employees were assigned to the General Partner, subject to receipt of any necessary consents from third parties. The Contribution Agreement also contains an indemnity provision whereby the General Partner, as the indemnifying party, will indemnify the Partnership and the Operating Company for any losses and liabilities incurred in connection with the transfer and employment of the transferred employees, including the transferred employees represented by collective bargaining agreements, and the existing collective bargaining agreement covering such employees.

The foregoing description is not complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

At the closing of the offering, Rentech, the General Partner and the Partnership entered into an omnibus agreement (the “Omnibus Agreement”). Under the Omnibus Agreement, Rentech will indemnify the Partnership for:

•

environmental liabilities of the Operating Company (excluding liabilities related to the Environmental Protection Agency’s issuance of a Notice and Finding of Violation pursuant to the Clean Air Act related to the number 1 nitric acid plant at the Operating Company’s facility in an amount not to exceed $550,000 and environmental liabilities relating to the potential removal of asbestos at the Operating Company’s facility in an amount not to exceed $325,000) to the extent arising out of the ownership or operation of the Operating Company prior to the closing of the Offering and that are asserted during the period ending on the third anniversary of the closing of the Offering;

•

liabilities relating to the Operating Company (excluding environmental liabilities, pre-closing income tax liabilities, liabilities reflected on the balance sheet of the Operating Company as of June 30, 2011 and liabilities that have arisen since June 30, 2011 in the ordinary course of business) to the extent arising out of the ownership or operation of the Operating Company prior to the closing of the Offering and that are asserted during the period ending on the seventh anniversary of the closing of the Offering;

•	pre-closing income tax liabilities of the Operating Company that are asserted during the period ending on the 30th day after the expiration of the applicable statute of limitations;

•

the Operating Company’s failure, as of the closing of the Offering, to be the owner of valid and indefeasible easement rights, contractual rights, leasehold interests and/or fee ownership interests in and to the lands on which the Operating Company’s facility or ammonia storage space in Niota, Illinois are located, and if such failure renders the Operating Company liable to a third party or unable to use the Operating Company’s facility or such ammonia storage space in substantially the same manner they were used and operated immediately prior to the closing of the Offering, which failure(s) are identified prior to the fifth anniversary of the closing of the Offering; and

•	events and conditions associated with any assets retained by Rentech.

Rentech’s obligation to indemnify the Partnership for liabilities described in the first two bullets above are subject to (i) a $250,000 aggregate annual deductible; and (ii) a $10.0 million aggregate cap. In addition, Rentech is not obligated to indemnify the Partnership for liabilities satisfied through the use of net operating loss carry-forwards in accordance with the terms of the Operating Company’s management services agreement with Rentech, which terminated at the closing of the Offering.

The Partnership will indemnify Rentech and its direct or indirect subsidiaries (excluding the Partnership and any of its direct or indirect subsidiaries) for:

•

liabilities of the Operating Company (excluding post-closing income tax liabilities) to the extent arising out of the ownership or operation of the Operating Company on or after the closing of the Offering;

•

post-closing income tax liabilities (excluding pre-closing income tax liabilities and income tax liabilities attributable to Rentech’s indirect ownership of the Operating Company through its ownership in the Partnership after the closing of the Offering) that are asserted during the period ending on the 30th day after the expiration of the applicable statute of limitations;

•

liabilities related to the Environmental Protection Agency’s issuance of a Notice and Finding of Violation pursuant to the Clean Air Act related to the number 1 nitric acid plant at the Operating Company’s facility in an amount not to exceed $550,000;

•	environmental liabilities relating to the potential removal of asbestos at the Operating Company’s facility in an amount not to exceed $325,000;

•	any liabilities (excluding environmental liabilities and pre-closing income tax liabilities) to the extent reflected on the balance sheet of the Operating Company as of June 30, 2011; and

•	any liabilities (excluding environmental liabilities and pre-closing income tax liabilities) of the Operating Company that have arisen since June 30, 2011 in the ordinary course of business.

The Partnership’s obligation to indemnify Rentech for liabilities described in the first bullet above is subject to (i) a $250,000 aggregate annual deductible and (ii) a $10.0 million aggregate cap. Subject to the terms and conditions of the Omnibus Agreement, Rentech and its affiliates have granted the General Partner and the Partnership a royalty-free, worldwide, non-exclusive, non-sublicensable and non-transferable (without the prior written consent of Rentech) right and license to use the Rentech corporate logo and the Rentech name.

The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Services Agreement

At the closing of the Offering, Rentech, the General Partner and the Partnership entered into a services agreement (the “Services Agreement”), pursuant to which the General Partner, the Partnership and the Operating Company will obtain certain management and other services from Rentech. Under the Services Agreement, the General Partner has engaged Rentech to provide certain administrative services to the Partnership. Rentech will provide the Partnership with the following services under the Services Agreement, among others:

•

services from certain of Rentech’s employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve the Partnership on a shared, part-time basis only, unless the Partnership and Rentech agree otherwise;

•

administrative and professional services, including in the areas of legal, accounting, human resources, information technology, insurance, tax, credit, finance, payroll, investor and public relations, communications, government affairs and regulatory affairs;

•

recommendations on capital raising activities to the board of directors of the General Partner, including the issuance of debt or equity securities, the entry into credit facilities and other capital market transactions;

•	managing or overseeing litigation and administrative or regulatory proceedings, and establishing appropriate insurance policies for the Partnership, and providing safety and environmental advice;

•	recommendations regarding the declaration and payment of cash distributions; and

•	managing or providing advice for other projects, including acquisitions, as may be agreed by Rentech and the General Partner from time to time.

As payment for services provided under the Services Agreement, the General Partner, the Partnership and the Operating Company, will be obligated to reimburse Rentech for (i) all costs, if any, incurred by Rentech or its affiliates in connection with the employment of its employees who are seconded to the Partnership and who provide the Partnership services under the Services Agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by Rentech or its affiliates in connection with the employment of its employees, excluding the seconded personnel, who provide the Partnership services under the Services Agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by Rentech on a commercially reasonable basis, based on the estimated percent of total working time that such personnel are engaged in performing services for the Partnership; (iii) a prorated share of certain administrative costs in accordance with the terms of the Services Agreement, including office costs, costs for services by outside vendors (including employee compensation and benefit plan services), other general and administrative costs; (iv) any costs, expenses and claims related to employee benefits provided to employees of the General Partner, the Partnership or the Operating Company that have been paid by Rentech, but excluding share-based compensation; and (v) any taxes (other than income taxes, gross receipt taxes and similar taxes) incurred by Rentech or its affiliates for the services provided under the Services Agreement. The Partnership is required to pay Rentech within 30 days for invoices Rentech submits to the Partnership under the Services Agreement.

The General Partner, the Partnership and the Operating Company are not required to pay any salaries, bonuses or benefits directly to any of Rentech’s employees who provide services to the Partnership on a full-time or part-time basis; Rentech will continue to be responsible for their compensation. The personnel performing the actual day-to-

day business and operations at the Operating Company’s facility are employed directly by the General Partner, and the Partnership will bear all salaries, bonuses, employee benefits and other personnel costs for these employees. Either Rentech or the General Partner may temporarily or permanently exclude any particular service from the scope of the Services Agreement upon 180 days’ notice unless such notice is waived in writing by the General Partner. At any time, Rentech may temporarily or permanently exclude any employee of Rentech or its affiliates from providing the services under the Services Agreement. Rentech will also have the right to delegate the performance of some or all of the services to be provided pursuant to the Services Agreement to one of its affiliates or any other person or entity, though such delegation will not relieve Rentech from its obligations under the Services Agreement. Beginning one year after the closing of the Offering, either Rentech or the General Partner will have the right to terminate the Services Agreement upon at least 180 days’ notice, but not more than one year’s notice. Furthermore, the General Partner will have the right to terminate the Services Agreement immediately if Rentech becomes bankrupt, or dissolves and commences liquidation or winding-up.

In order to facilitate the carrying out of services under the Services Agreement, the Partnership, on the one hand, and Rentech and its affiliates, on the other, have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another’s intellectual property under certain circumstances. However, Rentech has not granted any right to license its alternative energy technology under the Services Agreement.

The Services Agreement also contains an indemnity provision whereby the General Partner, the Partnership and the Operating Company, as indemnifying parties, have agreed to indemnify Rentech and its affiliates (other than the indemnifying parties themselves) against losses and liabilities incurred in connection with the performance of services under the Services Agreement or any breach of the Services Agreement, unless such losses or liabilities arise from a breach of the Services Agreement by Rentech or other misconduct on its part, as provided in the Services Agreement. The Services Agreement also contains a provision stating that Rentech is an independent contractor under the Services Agreement and nothing in the Services Agreement may be construed to impose an implied or express fiduciary duty owed by Rentech, on the one hand, to the recipients of services under the Services Agreement, on the other hand. The Services Agreement prohibits recovery of loss of profits or revenue, or special, incidental, exemplary, punitive or consequential damages from Rentech or certain affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Limited Partnership Agreement

In connection with the Offering, the General Partner and RNHI entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 9, 2011 (the “Partnership Agreement”).

Description of Partnership Interests

The Partnership Agreement provides for two types of partnership interests: (1) common units representing limited partner interests and (2) a non-economic general partner interest, which is held by Rentech’s wholly-owned indirect subsidiary, Rentech Nitrogen GP, LLC, the General Partner.

Common units. The common units represent limited partner interests in the Partnership and entitle holders to participate in partnership distributions and allocations and exercise the rights and privileges provided to limited partners under the Partnership Agreement. The public currently owns 39.2% of the outstanding common units of the Partnership, and would own 45.1% of the outstanding common units of the Partnership if the underwriters exercise, in full, their option to purchase additional common units. Rentech indirectly owns the remaining outstanding common units of the Partnership.

General partner interest. The general partner interest, which is held solely by the General Partner, Rentech Nitrogen GP, LLC, a wholly-owned subsidiary of RNHI, entitles the holder to manage the business and operations of the Partnership, but does not entitle the holder to participate in Partnership distributions or allocations. The member interests of the General Partner can be sold without the consent of other partners in the Partnership.

Management of the Partnership

The General Partner manages the Partnership’s operations and activities as specified in the Partnership Agreement. The General Partner is managed by its board of directors. Rentech has the right to select the directors of the General Partner. Actions by the General Partner that are made in its individual capacity are made by RNHI as the sole member of the General Partner and not by its board of directors. The members of the board of directors of the General Partner are not elected by the unitholders and are not subject to re-election on a regular basis in the future. The officers of the General Partner manage the day-to-day affairs of the Partnership’s business.

Cash Distributions by the Partnership

The Partnership will make cash distributions to holders of common units pursuant to the General Partner’s determination of the amount of available cash for the applicable quarter, which will then be distributed to holders of common units, pro rata. The Partnership Agreement permits the Partnership to borrow to make quarterly distributions, but it is not required, and does not intend, to do so. The Partnership does not have a legal obligation to pay distributions in any quarter, and the amount of distributions paid under the Partnership’s cash distribution policy and the decision to make any distributions is determined by the board of directors of the General Partner in its sole discretion. The Partnership may change its distribution policy at any time.

Voting Rights

The Partnership Agreement provides that various matters require the approval of a “unit majority.” A unit majority requires the approval of a majority of the common units (including units held by Rentech’s wholly-owned subsidiary RNHI). In voting their units, the General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to the Partnership or the limited partners, including any duty to act in good faith or in the best interests of the Partnership and its limited partners.

The following is a summary of the vote requirements specified for certain matters under the Partnership Agreement:

•	Issuance of additional units: no approval right.

•

Amendment of the Partnership Agreement: certain amendments may be made by the General Partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

•	Merger of the Partnership or the sale of all or substantially all of the Partnership’s assets: unit majority in certain circumstances.

•	Dissolution of the Partnership: unit majority.

•	Continuation of the Partnership upon dissolution: unit majority.

•

Withdrawal of the General Partner: under most circumstances, a unit majority, excluding common units held by the General Partner and its affiliates, is required for the withdrawal of the General Partner prior to October 31, 2021.

•	Removal of the General Partner: not less than 66 2/3% of the outstanding units including units held by the General Partner and its affiliates.

•

Transfer of the General Partner’s general partner interest: the General Partner may transfer all, but not less than all, of its general partner interest in the Partnership without a vote of any unitholders to an affiliate or to another person (other than an individual) in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding units, excluding units held by the General Partner and its affiliates, voting as a class, is required in other circumstances for a transfer of the general partner interest to a third party prior to October 31, 2021.

•	Transfer of member interests in the General Partner: no approval required at any time.

Call Right

If at any time the General Partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, the General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to the Partnership, to acquire all, but not less than all, of the limited partner interests of the class held by public unitholders, as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days’ notice. RNHI currently owns approximately 60.8% of the Partnership’s outstanding common units, and RNHI will own approximately 54.9% of the Partnership’s outstanding common units if the underwriters exercise their option to purchase additional common units in full. The purchase price in the event of such an acquisition will be the greater of (1) the highest price paid by the General Partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the General Partner first mails notice of its election to purchase those limited partner interests and (2) the average of the daily closing prices of the limited partner interests over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed.

Conflicts of Interest

The Partnership Agreement limits the liability of the General Partner and replaces default fiduciary duties with contractual governance standards set forth therein, thereby restricting the remedies available to the Partnership’s unitholders for actions that, without such replacement, might constitute breaches of fiduciary duty. For example, the Partnership Agreement:

•

permits the General Partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner, or in its sole discretion, thereby entitling the General Partner to consider only the interests and factors that it desires, and imposes no duty or obligation on the General Partner to give any consideration to any interest of, or factors affecting, the Partnership, its affiliates or any limited partner of the Partnership;

•

provides that the General Partner shall not have any liability to the Partnership or its unitholders for decisions made in its capacity as general partner so long as it acted in good faith, meaning it subjectively believed that the decision was in, or not opposed to, the best interests of the Partnership;

•

generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of the General Partner and not involving a vote of unitholders must be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to the Partnership, as determined by the General Partner in good faith, and that, in determining whether a transaction or resolution is “fair and reasonable,” the General Partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to the Partnership;

•

provides that the General Partner and its officers and directors will not be liable for monetary damages to the Partnership or the limited partners of the Partnership for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the General Partner or its officers or directors acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was criminal;

•

provides that in resolving conflicts of interest, it will be presumed that in making its decision, the General Partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner of the Partnership or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption; and

•	provides that in resolving conflicts of interest, it will be conclusively deemed that in making its decision, the conflicts committee acted in good faith.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent applicable, the disclosures under the captions “Partnership Initial Public Offering” and “Underwriting Agreement” in Item 1.01 above are incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described under the caption “Contribution, Conveyance and Assignment Agreement” in Item 1.01 above, at the closing of the Offering, RNHI contributed the member interests in the Operating Company to the Partnership in exchange for, among other things, 23,250,000 common units. The Partnership issued the common units in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders

At the closing of the Offering, the General Partner and RNHI entered into the Partnership Agreement. The description of the Partnership Agreement under the caption “Limited Partnership Agreement” in Item 1.01 above is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

At the closing of the Offering, the General Partner and RNHI entered into the Partnership Agreement. The description of the Partnership Agreement under the caption “Limited Partnership Agreement” in Item 1.01 above is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated November 3, 2011, among Rentech Nitrogen Partners, L.P., Rentech Energy Midwest Corporation, Rentech Nitrogen GP, LLC, Rentech Nitrogen Holdings, Inc., Rentech Development Corporation, Rentech, Inc. and Morgan Stanley & Co LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

3.1	Second Amended and Restated Limited Partnership Agreement of Rentech Nitrogen Partners, L.P., dated as of November 9, 2011.

3.2	Second Amended and Restated Limited Liability Company Agreement of Rentech Nitrogen GP, LLC, dated as of November 9, 2011.

10.1	Contribution, Conveyance and Assignment Agreement, dated as of November 9, 2011, by and among Rentech, Inc., Rentech Development Corporation, Rentech Nitrogen Holdings, Inc., Rentech Nitrogen GP, LLC, Rentech Nitrogen Partners, L.P. and Rentech Energy Midwest Corporation.

10.2	Omnibus Agreement, dated as of November 9, 2011, by and among Rentech, Inc., Rentech Nitrogen GP, LLC and Rentech Nitrogen Partners, L.P.

10.3	Services Agreement, dated as of November 9, 2011, by and among Rentech Nitrogen Partners, L.P., Rentech Nitrogen GP, LLC and Rentech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P.,
a Delaware limited partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: November 9, 2011	By:	/s/ Dan J. Cohrs
Dan J. Cohrs
Chief Financial Officer